Exhibit 99.1

NEWS RELEASE

Contacts:	William A. Owen	Angie Yang
	Chief Financial Officer	PondelWilkinson Inc.
	951.699.6991, ext. 109	310.279.5980
	wowen@outdoorchannel.com	ayang@pondel.com

OUTDOOR CHANNEL HOLDINGS TO RESTATE 2007 FIRST, SECOND QUARTERS

— Adjustments Relate to Amortization Period for Recognizing Non-Cash Compensation Expense —

Temecula, Calif. – November 5, 2007 – Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) today announced that in connection with a review of its financial statements with its independent registered public accounting firm, the company determined that a correction is needed in the amortization period for the recognition of non-cash share-based compensation costs previously expensed in the first two quarters of 2007 relating to performance units granted in the fourth quarter of 2006. Accordingly, the company will restate its consolidated financial statements included in its quarterly report on Form 10-Q for the first and second quarters ended March 31, 2007 and June 30, 2007. While the adjustments will materially impact the company’s financial statements for the first and second quarters of 2007, the overall compensation expense related to these performance units is expected to remain at $6.6 million for the full year ending December 31, 2007.

Management and the company’s Audit Committee discussed these issues with Ernst & Young, its recently engaged independent registered public accounting firm, which concurred with the decision to restate the consolidated financial statements to correct the error.

During the 2006 fourth quarter, the company granted its new chief executive two traunches of performance units of 400,000 shares, each of which vest upon Outdoor Channel Holdings’ stock price reaching stipulated levels. The company calculated the fair value of these two traunches of performance units using a lattice model. The first traunch was estimated to have a value of $4,634,000, with an expected service period of seven months. The second traunch of 400,000 performance units was calculated to have a fair value of $4,474,000, with an expected service period of 13.3 months. Accordingly, in 2006, the company recognized $1,655,000 and $841,000 of compensation expense for the first and second traunches, respectively, covering a service period of 2.5 months from the middle of October through December 2006.

The company then amortized the balance of the compensation expense for the two traunches of performance units over a 12-month period in 2007, when the expenses should have been amortized over the remaining balance of the estimated service period for each traunch, equal to 4.5 months for the first traunch and 10.8 months for the second traunch. This resulted in the incorrect recognition of $745,000 and $908,000 of compensation expense for the first and second traunches, respectively, totaling $1,653,000 in each of the first two quarters of 2007.

As a result, compensation expense related to these performance units will be adjusted from $1,653,000 quarterly to $2,995,000 in the first quarter and to $2,002,000 in the second quarter of 2007. The company expects to file restatements of its consolidated financial statements for the quarters ended March 31 and June 30, 2007 with the Securities and Exchange Commission as soon as possible pending the full review of its previously filed financial statements, including the related adjustments to tax provisioning. Based on the outcome of this review, additional adjustments to the company’s financial statements for the fiscal quarters ended March 31 and June 30, 2007 may

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Outdoor Channel Holdings, Inc.

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be required. In light of the foregoing, the financial statements included in the previously filed 2007 first and second quarter Form 10-Qs should no longer be relied upon.

In addition the company does not anticipate it will timely file its quarterly report for the three-month period ended September 30, 2007 because of the additional time required to complete the necessary adjustments.

About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America’s leader in outdoor TV. The national network offers programming that captures the excitement of hunting, fishing, Western lifestyle, off-road motorsports, adventure and other outdoor lifestyles. Outdoor Channel can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic new broadband web site (www.outdoorchannel.tv). For more information about the company or Outdoor Channel, please visit www.outdoorchannel.com.

Nielsen Media Research Universe Estimates for Outdoor Channel

Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 31.0 million cable and satellite subscribers as of November 2007. Please note that this estimate regarding Outdoor Channel’s subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.

Safe Harbor Statement

Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated growth of subscribers, statements regarding the restatement and related audit of the company’s financial statements for prior periods and the timing and impact thereof and the anticipated impact of the accounting errors related to the amortization period for recognizing compensation expense on the company’s results of operations and financial condition. The company’s actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the company’s ability to grow the subscriber base of Outdoor Channel; (2) a decrease in operating results from offering launch support fees and other incentives to grow the subscriber base; (3) the triggering of a “most favored nations” clause with service providers from offering launch support fees and other incentives; (4) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (5) service providers discontinuing or refraining from carrying Outdoor Channel; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

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